Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002
I, Robert Piconi, Chief Executive Officer of Energy Vault Holdings, Inc. (the “Company”), certify pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1. This Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended June 30, 2024 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

2. The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company, at the dates and for the periods presented in the financial statements included in this Report.

Date: August 6, 2024

Signature:	/s/ Robert Piconi
Title:	Co-Founder and Chief Executive Officer
(Principal Executive Officer)